Exhibit 99.1

News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III                             Kathryn Lamping
Executive Vice President                          Assistant General Counsel
Finance and Administration                        (609) 936-2276
and Chief Financial Officer                       kathryn.lamping@Integra-LS.com
(609) 936-2481
jhenneman@Integra-LS.com

            Integra LifeSciences Receives NASDAQ Notice of Compliance

PLAINSBORO, N.J., June 6, 2008 (PRIME NEWSWIRE) -- Integra LifeSciences Holdings Corporation (Nasdaq: IART) today announced that The NASDAQ Stock Market has formally notified the Company that, following the filing of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2008 with the Securities and Exchange Commission, the Company satisfies all requirements for continued listing on The NASDAQ Global Market and that it has determined to continue the listing of the Company's securities on NASDAQ.

"We are pleased with NASDAQ's decision," said Stuart Essig, Integra's President and Chief Executive Officer. "We look forward to a continued positive working relationship with The NASDAQ Stock Market."

Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is dedicated to improving the quality of life for patients through the development, manufacturing, and marketing of cost-effective surgical implants and medical instruments. Our products, used primarily in neurosurgery, extremity reconstruction, orthopedics and general surgery, are used to treat millions of patients every year. Integra's headquarters are in Plainsboro, New Jersey, and we have research and manufacturing facilities throughout the world. Please visit our website at (http://www.Integra-LS.com).

IART-G
Source: Integra LifeSciences Holdings Corporation